Earnings Announcement                                                   Wachovia
                                                            Wachovia Corporation
                                                               Atlanta, GA 30383
                                                         Winston-Salem, NC 27150
For Additional Information:

Robert S. McCoy, Jr.
Vice Chairman and
Chief Financial Officer, 336-732-5926

Marsha L. Smunt
Investor Relations, 336-732-5788                                January 17, 2001

     Wachovia Announces Fourth Quarter Operating Earnings Per Share of $1.26

         Wachovia Corporation (NYSE: WB) today reported operating earnings of $1.26 per diluted share for the fourth quarter of 2000 compared with $1.30 per diluted share a year earlier. Operating net income was $257.4 million compared with $266.6 million for the fourth quarter of 1999. Total revenue rose from the fourth quarter of 1999 despite continued softness in capital markets income and investment fees. For the full year of 2000, operating earnings per diluted share were $4.58 compared with $4.97 in 1999, reflecting actions taken in 2000 to increase loan loss reserves. Operating earnings exclude nonrecurring charges, principally for merger integration and restructuring.
         "In a challenging year for the financial services industry, Wachovia took aggressive steps that will be the foundation for good performance going forward," said L.M. Baker Jr., chairman and chief executive officer. "Fourth quarter and year-to-date results give evidence to the steps taken to manage credit risk and control expenses while growing revenue. Despite the dampening effect of a slowing economy, revenue for the year increased in all categories except investment fees and capital markets income. Operating expenses were contained for the year and declined significantly in the fourth quarter."

Wachovia Corporation (WB)

                                              Fourth Quarter             Full Year
                                              --------------             ---------
Financial Summary *                          2000         1999        2000         1999
-----------------                            ----         ----        ----         ----
Operating net income ($ millions)             $257.4       $266.6      $935.5     $1,023.9
Operating earnings per diluted share           $1.26        $1.30       $4.58        $4.97
Total revenue ($ millions) **               $1,105.3     $1,078.5    $4,483.9     $4,120.7
Return on equity                              16.96%       19.20%      15.89%       18.85%
Return on assets                               1.43%        1.59%       1.34%        1.57%

* excludes nonrecurring charges     **  includes taxable equivalent net interest
                                        income and other operating revenue

       Reported net income was $244.7 million or $1.20 per diluted share for the fourth quarter and $832.3 million or $4.07 per diluted share for the full year 2000. Reported earnings for the same periods of 1999 were $262.9 million or $1.28 per diluted share and $1.011 billion or $4.90 per diluted share, respectively. Included in fourth quarter 2000

                                   -Continued-
reported pretax earnings were $19.5 million in restructuring charges associated with Wachovia's ongoing performance project designed to lift pretax earnings by $425 million by the end of 2002. Remaining restructuring charges will be incurred in the first quarter of 2001. Fourth quarter 1999 reported pretax earnings included $5.7 million in charges to integrate the operations of acquired companies.
       Total revenue rose $26.8 million from the fourth quarter of 1999 and $363.2 million for the full year from 1999. Total revenue was down $55 million from the third quarter, which included gains from branch sales and net securitization activity of $42 million and $9 million, respectively. The net yield on interest earning assets declined from 4.26 percent for fourth quarter 1999 to 3.94 percent for fourth quarter 2000 primarily as a result of securitization transactions and pressure on funding costs. Average loans rose $5.7 billion or 11.7 percent for the fourth quarter and $5.2 billion or 11 percent for the year, with most growth coming from real estate lending, both commercial and residential. Growth occurred in all categories of other operating revenue except investment fees and capital markets income that were affected by market conditions.
         The provision for loan losses was $117.5 million for the fourth quarter compared with $66.2 million a year ago and $124 million for the prior quarter. The fourth quarter 2000 provision added $23 million to loan loss reserves bringing the reserve balance to 1.50 percent of outstanding loans at December 31, 2000, compared with 1.12 percent a year earlier and 1.47 percent at the end of the previous quarter. Nonperforming loans were up $55 million for the quarter to $499.9 million at December 31, 2000. Net loan losses at $94.4 million for the fourth quarter were above the $65.3 million reported a year ago and below the $123.8 million reported in the third quarter. As a percentage of average loans outstanding, net loan losses were .7 percent for the fourth quarter 2000 compared with .54 percent a year earlier and .94 percent in the third quarter.
       Operating expense, excluding nonrecurring charges, decreased $9.4 million for the fourth quarter and increased $195.3 million for the year. Adjusting for acquisitions, operating expense decreased approximately 6 percent compared with fourth quarter 1999 and was level for the year. The decrease for the quarter primarily reflects lower incentive compensation and management's ongoing efforts to control costs.
       Wachovia will hold a conference call to discuss these results on January 17, 2001, at 9:30 a.m. (Eastern Time). The call will be available at 913-981-4911 or via the Internet at www.wachovia.com/investor/conference.asp. Replays of the conference call will be available from 12:30 p.m. January 17 until midnight January 21 at the same Internet address or by phone (719-457-0820, access code 779293).
       This news release contains forward-looking statements regarding Wachovia Corporation. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A discussion of factors that could cause actual results to differ materially from those expressed in the forward-looking statements is included in Wachovia's filings with the Securities and Exchange Commission.

Additional information can be found in the Investor Relations section of Wachovia's web site at www.wachovia.com/investor

W A C H O V I A C O R P O R A T I O N A N D S U B S I D I A R I E S FINANCIAL SUMMARY

                                                          Quarter Ended                                Year Ended
                                                            December 31                               December 31
                                              -----------------------------------     -----------------------------------------
                                                                          Percent                                        Percent
                                                    2000          1999   Variance             2000              1999    Variance
                                              ----------    ----------   --------       ----------        ----------    --------
SUMMARY OF OPERATIONS
(thousands, except per share data)
Interest income - taxable equivalent          $1,412,949    $1,235,609       14.4       $5,381,842        $4,707,306        14.3
Interest expense                                 778,287       596,583       30.5        2,829,633         2,196,734        28.8
                                              ----------    ----------                  ----------        ----------
Net interest income - taxable equivalent         634,662       639,026       (0.7)       2,552,209         2,510,572         1.7
Taxable equivalent adjustment                      8,556        11,123      (23.1)          36,488            40,486        (9.9)
                                              ----------    ----------                  ----------        ----------
Net interest income                              626,106       627,903       (0.3)       2,515,721         2,470,086         1.8
Provision for loan losses                        117,463        66,174       77.5          588,450           298,105        97.4
                                              ----------    ----------                  ----------        ----------
Net interest income after provision for
     loan losses                                 508,643       561,729       (9.5)       1,927,271         2,171,981       (11.3)
Other operating revenue                          470,601       439,469        7.1        1,931,689         1,610,123        20.0
Securities (losses) gains                           (480)           60                        (417)           10,894
                                              ----------    ----------                  ----------        ----------
Total other income                               470,121       439,529        7.0        1,931,272         1,621,017        19.1
Personnel expense                                294,228       324,288       (9.3)       1,299,343         1,220,286         6.5
Merger-related charges                                 -         5,669                      28,958            19,309
Litigation settlement charge                           -             -                      20,000                 -
Restructuring charge                              19,543             -                     107,487                 -
Other expense                                    291,276       270,661        7.6        1,127,225         1,011,030        11.5
                                              ----------    ----------                  ----------        ----------
Total other expense                              605,047       600,618        0.7        2,583,013         2,250,625        14.8
Income before income taxes                       373,717       400,640       (6.7)       1,275,530         1,542,373       (17.3)
Applicable income taxes                          129,011       137,704       (6.3)         443,222           531,152       (16.6)
                                              ----------    ----------                  ----------        ----------
Net income                                     $ 244,706     $ 262,936       (6.9)       $ 832,308        $1,011,221       (17.7)
                                              ==========    ==========                  ==========        ==========

Net income per common share:
  Basic                                           $ 1.20        $ 1.30       (7.7)          $ 4.10            $ 4.99       (17.8)
  Diluted                                         $ 1.20        $ 1.28       (6.3)          $ 4.07            $ 4.90       (16.9)
Cash dividends paid per common share               $ .60         $ .54       11.1           $ 2.28            $ 2.06        10.7
Average basic shares outstanding                 203,407       202,168        0.6          202,989           202,795         0.1
Average diluted shares outstanding               204,393       205,096       (0.3)         204,450           206,192        (0.8)

PERFORMANCE RATIOS
(averages)
Annualized net yield on interest-earning
     assets                                         3.94%         4.26%                       4.11%             4.32%
Annualized return on assets                         1.36          1.57                        1.19              1.55
Annualized return on shareholders' equity          16.13         18.93                       14.14             18.62
Overhead ratio                                     54.74         55.69                       57.61             54.62

OPERATING PERFORMANCE EXCLUDING
  NONRECURRING ITEMS (1)
Net income                                     $ 257,409     $ 266,620       (3.5)       $ 935,497        $1,023,855        (8.6)
Net income per diluted common share               $ 1.26        $ 1.30       (3.1)          $ 4.58            $ 4.97        (7.8)
Annualized return on assets                         1.43%         1.59%                       1.34%             1.57%
Annualized return on shareholders' equity          16.96         19.20                       15.89             18.85
Overhead ratio                                     52.97         55.16                       54.12             54.15

CASH-BASIS FINANCIAL
  INFORMATION (1), (2)
Net income                                     $ 276,647     $ 279,401       (1.0)      $1,010,683        $1,067,619        (5.3)
Net income per diluted common share               $ 1.35        $ 1.36       (0.7)          $ 4.94            $ 5.18        (4.6)
Annualized return on assets                         1.57%         1.69%                       1.48%             1.65%
Annualized return on shareholders' equity          22.49         24.02                       21.19             22.83
Overhead ratio                                     50.81         53.82                       52.05             52.91

(1) Excludes the effects of nonrecurring merger-related, litigation settlement and restructuring charges
(2)  Excludes the effects of purchase accounting-related intangibles

W A C H O V I A C O R P O R A T I O N A N D S U B S I D I A R I E S FINANCIAL SUMMARY

                                                          Quarter Ended                                  Year Ended
                                                           December 31                                    December 31
                                                   ---------------------------------            -----------------------------------
                                                                             Percent                                      Percent
                                                         2000        1999   Variance             2000           1999     Variance
                                                   ----------    ---------  --------        ----------      --------     ----------
SELECTED AVERAGE BALANCES
(millions)
Total assets                                         $ 71,844     $ 66,982       7.3         $ 69,699       $ 65,420          6.5
Loans - net of unearned income                         54,279       48,593      11.7           52,436         47,223         11.0
Loans (managed) (2)                                    57,946       50,489      14.8           55,871         48,557         15.1
Securities                                              8,434        9,016      (6.5)           8,365          9,340        (10.4)
Other interest-earning assets                           1,363        1,844     (26.1)           1,261          1,553        (18.8)
Total interest-earning assets                          64,076       59,453       7.8           62,062         58,116          6.8
Interest-bearing deposits                              35,518       33,107       7.3           35,213         32,325          8.9
Short-term borrowed funds                               9,386        9,836      (4.6)           8,988          9,401         (4.4)
Long-term debt                                         10,133        8,327      21.7            9,144          8,134         12.4
Total interest-bearing liabilities                     55,037       51,270       7.3           53,345         49,860          7.0
Noninterest-bearing deposits                            8,428        8,326       1.2            8,399          8,255          1.7
Total deposits                                         43,946       41,433       6.1           43,612         40,580          7.5
Shareholders' equity                                    6,069        5,555       9.3            5,886          5,430          8.4

CREDIT QUALITY DATA
(thousands)
Nonperforming assets                                 $521,277     $223,790     132.9         $521,277       $223,790        132.9
Nonperforming loans                                   499,899      204,098     144.9          499,899        204,098        144.9
Loans past due 90 days or more and still accruing     155,008       97,642      58.8          155,008         97,642         58.8
Net loan losses                                        94,364       65,258      44.6          364,493        291,326         25.1
Net loan losses (managed) (2)                         143,739       81,652      76.0          550,432        333,168         65.2
Net loan losses excluding credit cards                 45,200       23,932      88.9          165,549         75,992        117.9
Allowance for loan losses                             822,560      554,810      48.3          822,560        554,810         48.3
Nonperforming assets to total
  loans and foreclosed property                           .95%         .45%                       .95%           .45%
Annualized net loan losses to average loans               .70          .54                        .70            .62
Annualized net loan losses to
  average loans (managed) (2)                             .99          .65                        .99            .69
Annualized net loan losses to average loans
  excluding credit cards                                  .36          .22                        .35            .18
Allowance for loans losses to total loans                1.50         1.12                       1.50           1.12
Allowance for loan losses times
  nonperforming loans                                    1.65x        2.72x                      1.65x          2.72x

SELECTED FINANCIAL DATA AT PERIOD-END
(millions, except per share data)
Total assets                                                                                 $ 74,032       $ 67,353          9.9
Interest-earning assets                                                                        65,520         59,583         10.0
Loans - net of unearned income                                                                 55,002         49,621         10.8
Loans (managed) (2)                                                                            58,648         51,517         13.8
Deposits                                                                                       44,412         41,786          6.3
Shareholders' equity                                                                            6,285          5,658         11.1
Shareholders' equity to total assets                                                             8.49%          8.40%
Risk-based capital ratios:
  Tier I capital                                                                                  7.6(1)         7.5
  Total capital                                                                                  11.6(1)        11.0
Per share:
  Book value                                                                                  $ 30.89        $ 28.04         10.2
  Common stock closing price (NYSE)                                                           $ 58.13        $ 68.00        (14.5)
Common shares outstanding (thousands)                                                         203,424        201,812

(1)  Estimated
(2)  Includes securitized credit card receivables